UNCONDITIONAL GUARANTY



      For and in consideration of Isaac Yeffet and Yeffet Security Consultants, Inc. ("Claimants") entry into Amendment No. 1 to the Confidential Settlement Agreement and Mutual Release, dated as of January 30, 2007 (the "Amendment") with HiEnergy Technologies, Inc. (the "Company"), the undersigned, William A. Nitze, an adult individual residing in the District of Columbia at the address set forth on the signature page hereof (the "Guarantor"), hereby unconditionally and irrevocably guarantees the prompt and complete payment of the Installment Payments (as defined in the Amendment) owed by the Company to Claimants pursuant to the Amendment (the "Obligations"). For sake of clarification, the Claimants agree and understand that the Obligations guaranteed by this Guarantee encompass only the payment of the five Installment Payments of $20,000 each as set forth in the Amendment and do not extend to any other requirements or obligations of the Company. The Guarantor hereby expressly agrees with and covenants to the Claimants as follows:

1. If Company does not perform the Obligations, or any of them, the Guarantor shall, within five (5) business days following written notice of such failure from Claimants to the address or fax number set forth on the signature page hereof, pay and otherwise perform all of the Obligations.

2. The obligations of the Guarantor hereunder are independent of and distinct from the Obligations of the Company, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is previously or simultaneously brought against the Company, and/or whether the Company may thereafter be joined in any such action or actions. The Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law.

3. Guarantor waives any right to require the Claimants to (a) proceed against Company or any other person; (b) proceed against or exhaust any security held from Company; or (c) pursue any other remedy in the Claimants' power whatsoever. Claimants may, at their election, exercise or decline or fail to exercise any right or remedy they may have against Company or any security held by the Claimants including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Company or by reason of the cessation from any cause whatsoever of the liability of the Company, and waives any and all other defenses of any kind or nature now or hereafter available to a surety. Guarantor waives any setoff, defense or counterclaim that Company may have against Claimants. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against the Company. Guarantor waives all rights to participate in any security now or hereafter held by the Claimants.
      Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Company and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of the Obligations, and agrees that Claimants shall have no duty to advise Guarantor of information known to Claimants regarding such condition or any such circumstances

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

4. If Company becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Company, and in any such proceeding some or all of the Obligations are terminated, rejected, modified or abrogated, or if the Obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Claimants upon the insolvency, bankruptcy or reorganization of Company, Guarantor, any other guarantor or surety, or otherwise, as though such payment had not been made.

5. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without the prior written consent of the parties. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty.

6. Guarantor represents and warrants to the Claimants that (i) Guarantor is an adult individual, with full power and capacity to enter into, execute and perform this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under any documents or agreements to which he is party or by which he is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.


7. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of New Jersey applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that the Claimants shall be forced to bring any legal action to enforce, protect or defend
      Claimants' rights under this Guarantee, then the Claimants shall be entitled to reimbursement from the Guarantor of all reasonable fees, costs and other expenses (including, without limitation, the reasonable expenses of counsel ) in such action.

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

      IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of this 30th day of January 2007.



                  WILLIAM A. NITZE



                   /S/ WILLIAM A. NITZE
                  ----------------------------------------


Address for Notice:

William A. Nitze
1537 28th Street, N.W.
Washington, D.C. 2007



                  Agreed:

                   /S/ ISAAC YEFFET
                  ---------------------------
                  Isaac Yeffet

                  Yeffet Security Consultants, Inc.

                  By:  /S/ ISAAC YEFFET
                     ------------------------
                           Isaac Yeffet
                           President


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